UNITED STATES
                  	SECURITIES AND EXCHANGE COMMISSION

                         	Washington, DC 20549

                              	FORM 8-K

                            	CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 25, 1998

                          	WORK RECOVERY, INC.
           	(Exact Name of Registrant as Specified in its Charter)

                    	Delaware
	(State or Other Jurisdiction of Incorporation)

        0-18695		  		                  		86-0848910
(Commission File Number)			          		(IRS Employer
                                       Identification No.)

1121 East Missouri Avenue, Suite 100, Phoenix, Arizona	            85014
(Address of Principal Executive Offices)	                       	(Zip Code)

                   	(602) 274-6707
	(Registrant's Telephone Number, Including Area Code)

                    	Not Applicable
	(Former Name or Former Address, if Changes Since Last Report)




ITEM 5	OTHER EVENTS

ITEMS DEEMED OF IMPORTANCE TO SHAREHOLDERS

Subsequent to emerging from bankruptcy, Work Recovery, Inc. ("the Company") received a total of $2,000,000 from a $2,000,000 line of credit from Allsup Inc. and Quest Trading, Inc. (collectively, "the Lenders"). The loan was secured by a security interest in all of the Company's personal property including its intellectual property ("Collateral"). The Lenders previously extended the loan maturity date from December 31, 1997 to April 16, 1998 and then to May 15, 1998. The Company subsequently received a notice of default from the Lenders and agreed to convey all of the Collateral to the Lenders as of August 1, 1998 if the Company's efforts to obtain additional investment capital were not met by that date. Additional investment capital was not secured and accordingly, the Company conveyed all of the Collateral to the Lenders. The Company then terminated its remaining employees and ceased doing business.

The Company has no remaining assets and has now ceased all operations.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             WORK RECOVERY, INC.
                                (Registrant)


By /s/ DORCAS R. HARDY
Dorcas R. Hardy
Chairman and Chief Executive Officer
Date September 29, 1998